UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lumos Networks Corp. (the “Company”) took the following actions:

2015 Base Salary

After considering a competitive market review of base salary, determined to adjust base salary levels for the following named executive officers effective July 1, 2015:  Johan G. Broekhuysen, Executive Vice President, Chief Financial Officer and Treasurer, $301,600;

2015 Incentive Plan

Approved the 2015 Team Incentive Plan (the “2015 Plan”). The 2015 Plan establishes performance measures tied to revenues (50% weighting) and Adjusted EBITDA (50% weighting) for fiscal 2015 incentive payouts, as well as individual performance considerations, for the Company’s executive officers, including its named executive officers. Payments to executive officers under the 2015 Plan would be made in Company common stock and/or cash as determined by the Committee.

After considering a competitive market review of cash incentive payments as a percentage of base salary, determined to adjust the target incentive opportunity as a percentage of salary for the following named executive officers: Mr. Broekhuysen, 70%; and Mary McDermott, Senior Vice President, Legal and Regulatory Affairs, 70%.

On March 9, 2015, the Compensation Committee took the following action:

2015 Equity Award Grants

Approved the grant of restricted stock awards to the following named executive officers, as follows:  Mr. Broekhuysen, 60,000 shares; and Ms. McDermott, 7,500 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2015

LUMOS NETWORKS CORP.

By: /s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer and Treasurer